                                                                   EXHIBIT 10.16

                              EMPLOYMENT AGREEMENT


This Employment Agreement ("Employment Agreement") dated this 5th day of February, 2001 but effective as of February 15, 2001 (the "Effective Date") is made by and between J.D. EDWARDS & COMPANY, a Delaware corporation ("J.D. Edwards"), and LESLIE E. WYATT ("Wyatt").

                                    RECITALS

A. J.D. Edwards is engaged in the business of developing, marketing and supporting enterprise software and supply chain computing solutions.

B. Wyatt is to be employed by J.D. Edwards in the position of Senior Vice President and Chief Marketing Officer and J.D. Edwards and Wyatt contemplate that J.D. Edwards will employ Wyatt for a period of at least three (3) years from the Effective Date of this Employment Agreement.

It is agreed between J.D. Edwards and Wyatt as follows:

1. EMPLOYMENT. J.D. Edwards hereby agrees to employ Wyatt to perform the duties and responsibilities set forth in the job description attached as Attachment A and incorporated herein to this Employment Agreement together with such other duties and responsibilities as shall be assigned to him by J.D. Edwards senior management which shall not be incompatible with Wyatt's job description. Wyatt accepts such employment with J.D. Edwards upon the terms and conditions of this Employment Agreement and agrees to perform the duties and responsibilities described in this Section in accordance with all policies, procedures, rules and regulations adopted by J.D. Edwards Board of Directors or senior management. During the term of his employment, Wyatt agrees to devote his full time and attention, skills and efforts to the performance of his duties and responsibilities on behalf of J.D. Edwards and to maintain and promote the business of J.D. Edwards.

2. TERM. Subject to the terms of Section 6, Termination, Wyatt shall be employed by J.D. Edwards for a period of not less than three (3) years commencing on the Effective Date (the "Initial Employment Term").

3.   COMPENSATION.

     3.1 ANNUAL BASE SALARY AND BONUS. Wyatt's compensation from February 15, 2001 until February 15, 2002 shall be set at an annual base salary of $300,000 with an annual bonus incentive of up to fifty percent (50%) of such base salary based upon the achievement of those certain objectives as determined and approved by the Compensation Committee of the Board of Directors of J.D. Edwards in their sole discretion. Compensation for subsequent periods shall be established by a written addendum to this

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          Employment Agreement as approved by the Compensation Committee of the
          J.D. Edwards Board of Directors but in no event will be less than the annual base salary of $300,000 and annual bonus incentive of up to fifty percent (50%) of the new base salary based upon the achievement of those certain objectives as determined and approved by the Compensation Committee of the Board of Directors of J.D. Edwards in their sole discretion.

     3.2 STOCK OPTION GRANT. Wyatt will be granted stock options to purchase the common stock of J.D. Edwards pursuant to the terms of J.D. Edwards 1997 Equity Incentive Plan, or its successor option plan, if any, in accordance with the schedule below (the "Stock Option Grant"):

     o 60,000 stock options granted at fair market value, i.e., the closing bid price of J.D. Edwards common stock on the NASD stock market on the Effective Date ("Fair Market Value")

     o 70,000 stock options granted when the stock price is 100% above Fair Market Value

     o 70,000 stock options granted when the stock price is 200% above Fair Market Value

          Each tranche of the Stock Option Grant shall vest and become exercisable 25% of such particular tranche of the grant on the day preceding each anniversary; all unvested options will terminate effective on the date of termination. Should Wyatt resign from employment with J.D. Edwards or be terminated by J.D. Edwards for Cause or for Performance at any time during the Initial Employment Term, the Stock Option Grant will be cancelled effective upon the date of resignation or termination for Cause and Wyatt will have the right to exercise any portion of the Stock Option Grant which is vested as of the date of resignation or termination. Wyatt shall have a period of three (3) months commencing upon termination of employment to exercise his vested stock option under this Section.

4. EMPLOYEE BENEFITS. Wyatt will be eligible to participate in all employee benefits provided by J.D. Edwards to employees, based upon his position and tenure, including the following:

     4.1. HEALTH AND LIFE INSURANCE. J.D. Edwards agrees to provide to Wyatt (and his spouse and dependents) coverage under J.D. Edwards group health and life insurance plan, the coverage, terms and benefits of which shall be determined, from time to time, in the sole discretion of J.D. Edwards Board of Directors.

     4.2. PAID TIME OFF. Wyatt shall be entitled to the maximum paid time off provided for in J.D. Edwards paid time off policy in effect from time to time.

                                              Wyatt Employment Agreement -- 1-01

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     4.3  QUALIFIED/NON-QUALIFIED PLAN(S). Wyatt shall be entitled to participate in any qualified or non-qualified plan(s) adopted by J.D. Edwards Board of Directors provided Wyatt fulfills all eligibility requirements under the terms and conditions of such plan. The J.D. Edwards Board of Directors reserves the sole right and discretion to adopt or terminate a plan and to establish all eligibility requirements and other terms and conditions of such plan.

     4.4 RELOCATION EXPENSE. J.D. Edwards will cover all reasonable and customary expenses associated with Wyatt's relocation including shipment/storage of household goods, 90 days temporary living, two house hunting trips, closing costs associated with the sale of Wyatt's primary residence and closing costs associated with the purchase of Wyatt's new residence at the new location, shipment of automobiles, tax assistance and gross-up for which expenses may apply, miscellaneous expenses of $10,000 and costs associated with the final move. In addition, should Wyatt be unsuccessful in selling his current residence J.D. Edwards will purchase his residence in accordance with its standard home purchase policy.


     SEVERANCE PAY. If Wyatt is terminated by J.D. Edwards for Performance or disability each as defined below, Wyatt shall be entitled to receive severance pay in accordance with the standard J.D. Edwards severance pay policy for an employee of Wyatt's position and time of service in the amount of Wyatt's then current twelve months base salary, conditioned upon Wyatt and J.D. Edwards entering into a Separation Agreement substantially in the form attached hereto. This severance payment would be made in a one-time, lump sum payment subject to appropriate tax withholding. "Disability" as used herein shall mean that Wyatt has been unable to perform his or her duties as an employee as the result of incapacity due to physical or mental illness, and such inability, at least 26 weeks after its commencement, is determined to be total and permanent by a physician selected by J.D. Edwards or its insurers and acceptable to the Wyatt or Wyatt's legal representative (such agreement as to acceptability not to be unreasonably withheld). Termination resulting from disability may only be effected after at least 30 days' written notice by J.D. Edwards of its intention to terminate Wyatt's employment. In the event that Wyatt resumes the performance of substantially all of his or her duties hereunder before the termination of his employment becomes effective, the notice of intent to terminate shall automatically be deemed to have been revoked.

5. Notwithstanding the foregoing, however, no severance allowance shall be paid if termination is for Cause or if Wyatt voluntarily terminates employment within the Initial Employment Term.

     5.1. COBRA MEDICAL INSURANCE. If Wyatt's employment is terminated without Cause, in addition to the severance payment in accordance with Section 5, Wyatt and his dependents will be eligible for medical insurance (for himself and his spouse and dependant(s)) under COBRA commencing on the date of his termination for a period of six (6) months in accordance

                                              Wyatt Employment Agreement -- 1-01
          with the standard J.D. Edwards policy at J.D. Edwards sole expense. Wyatt and his dependents will be eligible to continue this coverage at his cost beyond such date if he should so elect as provided by applicable law.

     5.2 MANAGEMENT CHANGE IN CONTROL PLAN. The J.D. Edwards & Company Management Change in Control Plan Wyatt accepted on __________________ (the "Plan") will remain in full force and effect for the term of this Employment Agreement and will continue thereafter only so long as Wyatt remains an employee of J.D. Edwards. Pursuant to such Plan, Wyatt shall be eligible to receive a multiple of his annual compensation in accordance with the terms of such Plan in the event that J.D. Edwards is acquired and as a result of such acquisition Wyatt is terminated. Therefore, the J.D. Edwards Board of Directors agrees that it waives all rights under the Plan to remove Wyatt as a participant in the Plan, terminate the Plan with respect to Wyatt, amend or otherwise modify the Plan in any manner that would be detrimental to Wyatt or serve to reduce the Severance Benefits payable to Wyatt under the Plan.

     5.3 INDEMNIFICATION AGREEMENT. The parties executed the J.D. Edwards & Company Indemnification Agreement on ________________ (the "Indemnification Agreement").

     5.4 CONFIDENTIALITY AND NON-SOLICITATION. Wyatt acknowledges that he has signed the J.D. Edwards Employee Nondisclosure Agreement effective _______________________ and confirms that he will continue to abide by the obligations contained therein.

6. TERMINATION. J.D. Edwards shall have the right to terminate this Employment Agreement prior to its expiration only for "Cause" or "Performance" as set forth below:

     6.1. TERMINATION FOR CAUSE. For the purposes of this Employment Agreement, "Cause" means the following:

          (a) any act of personal dishonesty taken by Wyatt in connection with his responsibilities as an Employee and intended to result in substantial personal enrichment of Wyatt;

          (b)  Wyatt's conviction of a felony that is injurious to J.D. Edwards;

          (c) a willful act by Wyatt which constitutes gross misconduct and which is injurious to J.D. Edwards; or

          (d) continued substantial violations by Wyatt of his employment duties which are demonstrably willful and deliberate on Wyatt's part after there has been delivered to Wyatt a written demand for performance from J.D. Edwards which specifically sets forth the factual basis for J.D. Edwards's belief that Wyatt has not substantially performed his duties.

                                              Wyatt Employment Agreement -- 1-01

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Wyatt shall have a period of fifteen (15) days after receipt of notice that he is being terminated for Cause, to cure any such action capable of being cured within such fifteen (15) day period; failure to cure within such fifteen (15) day period shall result in his termination effective on the sixteenth (16th) day after notice of termination.


6.2 TERMINATION FOR PERFORMANCE. For the purposes of this Employment Agreement, termination for "Performance" shall be as determined by the J.D. Edwards Board of Directors in the good faith exercise of their business judgment.

6.3 DISPUTE RESOLUTION. Should Wyatt dispute whether J.D. Edwards has been reasonable in interpreting "Cause" or "Performance" then in such event Wyatt may submit the matter to arbitration. The arbitration proceeding shall be conducted under the applicable rules of the American Arbitration Association and shall be located in Denver, Colorado. If such organization ceases to exist, the arbitration shall be conducted by its successor, or by a similar arbitration organization, at the time a demand for arbitration is made. The decision of the arbitrator shall be final and binding on both parties. Each party shall be responsible for its or his own expenses for the arbitrator's fee, attorney's fees, expert testimony, and for other expenses of presenting its or his case. Other arbitration costs, including fees for records or transcripts, shall be borne equally by the parties.

6.4 COMPENSATION EARNED PRIOR TO TERMINATION. In the event that J.D. Edwards terminates Wyatt for Cause during the Initial Employment Term or any renewal periods, Wyatt shall be entitled to the salary earned prior to the date of termination as provided for in this Employment Agreement computed pro rata up to and including that date and all benefits set forth in
     Article 4 of this Agreement. Wyatt shall be entitled to no further compensation as of the date of termination.

6.5 RENEWAL. This Employment Agreement shall be deemed automatically renewed following the Initial Employment Term for successive one (1) year periods without any further act of the parties, unless, not later than thirty (30) days prior to the end of any period, either party provides the other with written notice of intent not to renew; notwithstanding the foregoing, however, Section 3.2, Stock Option Grant, of this Employment Agreement shall not apply to any such renewal periods after the initial three (3) year period.

6.6 NON-RENEWAL. Any non-renewal of this Employment Agreement shall be treated as a termination of Wyatt without Cause and be governed by the provisions of this Employment Agreement applicable to terminations without Cause, including, but not limited, to the payments and benefits due to Wyatt under Sections 3, 4 and 5 of this Employment Agreement.


                                              Wyatt Employment Agreement -- 1-01

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7.   COOPERATION. The parties hereto agree that, at all times during Wyatt's employment, and following termination of his employment, each party shall avoid making any remarks about the other party, which for J.D. Edwards shall include its affiliates, officers, directors, employees and agents that would be false and defamatory of the other party.

8.   MISCELLANEOUS.

     8.1. ASSIGNMENT. Neither J.D. Edwards nor Wyatt may assign this Employment Agreement or any of their respective obligations hereunder.

     8.2. NOTICES. Any notice or other communication provided for or required by this Employment Agreement shall be given within (i) three (3) business days after mailing by registered or certified mail, postage prepaid, return receipt requested, or (ii) one (1) business day after deposit with a recognized overnight courier (such as Federal Express) or in person in each case to the following address:

          TO J.D. EDWARDS:

          J.D. Edwards & Company
          One Technology Way
          Denver, Colorado 80237
          Attn:  Vice President, General Counsel


          TO WYATT:

          Leslie E. Wyatt
          1608 Wagon Wheel Drive
          Plano, Texas 75023


          or at such other address or addresses as the J.D. Edwards or Wyatt may designate.

     8.3. GOVERNING LAW. This Employment Agreement and each term thereof shall be subject to and governed by the laws of the State of Colorado.

     8.4. SEVERABILITY. If any portion of this Employment Agreement shall be, for any reason, invalid or unenforceable, the remaining portion or portions shall nevertheless be valid, enforceable and effective unless to do so would clearly violate the present legal and valid intention of the parties hereto.


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

     8.5. ENTIRE AGREEMENT. This Employment Agreement constitutes the entire agreement between the parties and contains all of the agreements between the parties with respect to the subject matter hereof. This Employment Agreement supersedes any and all other agreements, either oral or written, between the parties hereto with respect to the subject matter hereof, including, without limitation, that certain "Term Sheet" dated January __, 2001.

     8.6. AMENDMENT. No change or modification of this Employment Agreement shall be valid unless the same shall be in writing and signed by Wyatt and a duly authorized officer of J.D. Edwards. No waiver of any provision of this Employment Agreement shall be valid unless in writing and signed by the party or party to be charged.

     8.7 BENEFIT. This Employment Agreement shall be binding upon and inure to the benefit of J.D. Edwards and Wyatt and their respective successors, heirs, legal representatives and permitted assigns. This Employment Agreement is hereby executed as of the date set forth above.



J.D. EDWARDS & COMPANY                           WYATT

By: /s/ RICHARD E. ALLEN                         By: /s/ LESLIE E. WYATT
   --------------------------------                 ----------------------------
   (Authorized Signature)                                Leslie E. Wyatt
    Richard E. Allen
    Executive Vice President & CFO

                                              Wyatt Employment Agreement -- 1-01

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                             SCHEDULE OF ATTACHMENTS



ATTACHMENT A - JOB DESCRIPTION

                             CHIEF MARKETING OFFICER


SUMMARY:

The Chief Marketing Executive directs company's marketing activities, including product positioning, advertising, public relations, direct mail media, telemarketing and other marketing communications, as well as product management, market research and business partners. Establishes marketing goals necessary to reach corporate sales and profitability objectives.


DUTIES AND RESPONSIBILITIES:

1. Reviews customer and market needs. Analyzes company products, competition, marketplace needs, pricing and develops product plan to position software products and services in marketplace to maximize competitive advantage.

2. Directs definition of strategic components of product marketing plans in conjunction with executive team using market knowledge, product development, and sales. Feeds information back to organization as appropriate to improve competitive position.

3. Defines marketing strategies/plans, and assures plans are consistent with company's goals and objectives. Evaluates and revises tactical and strategic plans as needed.

4. Conducts market research to determine competitive position, potential opportunities and ways to profit from them.

5. Directs company's advertising and product placement activities with the goal of establishing and maintaining a favorable image of company with investors, exiting and potential customers, employees and the public. Evaluates effectiveness of marketing campaigns to determine best use of advertising and marketing expenditures.

6.   Manages personnel activities of staff (i.e. hiring, training, supervision).

7.   Prepares and manages within approved budget.


REPORTING RELATIONSHIPS:

                                              Wyatt Employment Agreement -- 1-01

                                   Page 8 of 9


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Reporting to the incumbent is the media creations, public relations and internal communications staff.

BACKGROUND AND EXPERIENCE:

The incumbent will have at least 12 years in sales and/or marketing, with 7 to 10 years management experience.


                                              Wyatt Employment Agreement -- 1-01

                              SEPARATION AGREEMENT

This Separation Agreement (referred to as "the Agreement") is made by and between J.D. Edwards & Company, J.D. Edwards World Solutions Company and J.D. Edwards World Source Company (collectively "J.D. Edwards"), corporations having their principal place of business at 7601 Technology Way, Denver, Colorado 80237, and ___________________________ (referred to as "You" and by "Your").
You and J.D. Edwards are each referred to as a "party" and both are referred to as "parties."

Whereas, Your employment with J.D. Edwards has been terminated effective
_______________.

Whereas, You and J.D. Edwards desire to resolve any and all claims and disputes between You and J.D. Edwards, including, without limitation, those related to Your employment by, or separation from, J.D. Edwards or alleged representations, contracts, and agreements (written, oral, or implied) regarding Your employment by J.D. Edwards; and

In consideration of the mutual promises expressed herein and the payment to be made to You, You and J.D. Edwards agree as follows:

1. PAYMENTS. No later than twenty (20) calendar days following the Effective Date of this Agreement and provided that this Agreement has not been revoked by You under section 5, J.D. Edwards will pay You the gross sum of USD ________. J.D. Edwards will reimburse You for Your premiums for Your existing medical, dental, and vision health insurance for a period of XXX (XX) months, or until Your coverage under the Consolidated Omnibus Budget Reconciliation Act ("COBRA") terminates, whichever period is shorter.] The parties expressly agree that the payments made under this section exceed any compensation or benefits that You would otherwise be entitled to if You had not executed this Agreement. The payments will be reduced by any amounts owed J.D. Edwards and the amount of applicable taxes withheld by J.D. Edwards, which will be withheld at the supplemental tax rate.

2. RELEASE. Upon receipt of the payments set forth in Section 1 above, you irrevocably and unconditionally release and forever discharge J.D. Edwards, J.D. Edwards' past and present directors, officers, shareholders, employees, successors, attorneys, agents, representatives, and assigns (each a "Releasee") from any and all liabilities, claims (including attorneys' fees), demands, rights, and causes of actions, whether known or unknown, that You may have or claim to have against any Releasee, including, without limitation, those relating to Your employment by, or separation from, J.D. Edwards. Without limiting the generality of this section, and by way of example and not limitation, this section shall specifically apply to rights and claims under:
Title VII of the Civil Rights Act of 1964 as amended, the Age Discrimination in Employment Act (ADEA) of 1967, as amended, the Older Worker Benefit Protection Act, the Civil Rights Acts of 1866 and 1871, the Civil Rights Act of 1991, the Rehabilitation Act of 1973, Executive Order 11246, the Equal Pay Act of 1963, the Americans with Disabilities Act, breach of contract, defamation, infliction of emotional distress, wrongful discharge, breach of a covenant of good faith and fair dealing, and any other federal, state or local statute, law, ordinance, regulation, order or principle of law. By signing this Agreement, You represent that You have not filed nor caused to be filed any charge, complaint, lawsuit, or other claim (collectively "Claims") against any Releasee and You specifically waive the right to recover any remedies, monetary or otherwise, that might be available if You file any such Claims. This Agreement may be used by any Releasee as a complete defense to any Claims asserted by You or anyone on Your behalf against a Releasee. If You or anyone on Your behalf violates this section of the Agreement, You shall pay all costs and expenses (including reasonable attorneys' fees) incurred by a Releasee in defending against the claims.

3. MISTAKE. You understand that, after the date of this Agreement, You may discover facts different from, or in addition to, those which You now know or believe to be true with respect to the claims released or waived above and that, as part of the consideration contained in this Agreement, You expressly assume the risk that the Agreement was made on the basis of mistake or mistakes, mutual or unilateral, of any nature whatsoever. You intend that this Agreement shall not be rescinded, reformed, modified, voided, or changed in any way on the basis of any mistake or mistakes whatsoever.

4. NO LIABILITY. The Payment is not intended to be, and shall not be construed as, an admission of liability or wrongdoing on the part of any Releasee. No Releasees have admitted, nor do they admit, that they engaged in any wrongful or unlawful act, or that they violated any federal, state, or local statute, law, regulation, ordinance, order, or principle of law, and further expressly deny such violation.

5. REVOCATION. You have seven (7) calendar days after Your execution of this Agreement (the "Revocation Period") in which to revoke this Agreement by so notifying ________________________ at J.D. Edwards. This Agreement shall be effective the eighth day after Your execution of this Agreement (the "Effective Date"), provided that You have not revoked this Agreement.

6. FUTURE COOPERATION. You shall cooperate, at J.D. Edwards' expense, with J.D. Edwards in connection with any legal proceeding in which J.D. Edwards is or may become a party.

7. EFFECT ON EXISTING AGREEMENTS. Notwithstanding this Agreement, the limited specific provisions of any agreements between You and J.D. Edwards relating to confidentiality, unfair competition, noncompetition, employee solicitations, and inventions are unaffected and remain in full force and effect. All other provisions of all other agreements between You and J.D. Edwards shall be superseded and become null and void upon the effective date of this Agreement.

8. CONFIDENTIALITY/NON-DISPARAGEMENT. You shall not disclose the existence, facts, or terms of this Agreement to anyone other than Your immediate family, accountants, attorneys, or financial or tax advisors who have been advised of, and agree to maintain, its confidentiality. You shall not do or say anything that portrays J.D. Edwards or their management, employees, products, or services in a negative light.

9. MISCELLANEOUS. The Agreement constitutes the complete and exclusive agreement between the parties concerning the subject matter hereof and supersedes any prior communication regarding such subject matter. This
Agreement may not be canceled or modified unless in writing signed by You and a vice-president or most senior officer of J.D. Edwards. Any waiver of any default or breach of this Agreement shall be effective only if in writing and signed by an authorized representative of the party providing the waiver. No such waiver shall be deemed to be a waiver of any other or subsequent breach or default. In entering into this Agreement, You represent and warrant that You are not relying, and will not rely, on any promises, inducements, or representations made by or on behalf any Releasee with respect to the subject matter of this Agreement. This Agreement shall be binding on and shall inure to the benefit of the parties and their respective heirs, legal representatives, successors, assigns, directors, officers, agents, and employees. This Agreement will be governed by the internal laws of the State of Colorado, without regard to conflict of law principles. If any judicial or administrative authority determines that any term of this Agreement is invalid or illegal, such determination shall not apply to the remaining terms of this Agreement and all remaining provisions of this Agreement shall remain in full force and effect.

YOU HAVE FULLY READ, UNDERSTAND THE SIGNIFICANCE AND CONSEQUENCES OF, AND FREELY AGREE TO BE BOUND BY THIS AGREEMENT. YOU HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY REGARDING THE PURPOSE AND EFFECT OF THIS AGREEMENT BEFORE SIGNING.

YOU UNDERSTAND THAT APPLICABLE LAW PROVIDES YOU WITH TWENTY-ONE (21) CALENDAR DAYS IN WHICH TO CONSIDER THIS AGREEMENT. [REMOVE THIS IF EMPLOYEE IS NOT FREELY WAIVING THIS PERIOD -> BY SIGNING THIS AGREEMENT BEFORE THE END OF THE 21-DAY PERIOD, YOU ARE INDICATING THAT YOU ARE FREELY WAIVING THE BALANCE OF THIS PERIOD.]

YOU HAVE SEVEN (7) CALENDAR DAYS FROM THE DATE OF YOUR SIGNATURE BELOW IN WHICH TO REVOKE THIS AGREEMENT AS PERMITTED IN SECTION 5.

J.D. EDWARDS


By
   ---------------------------------      -------------------------------------
   (Authorized Signature)                 (Your Signature)


   ---------------------------------      -------------------------------------
   (Print or Type Name)                   (Print or Type Name)


   ---------------------------------      -------------------------------------
   (Title)                                (Print Address)


                                          -------------------------------------
                                          (Date)


                                               [***USE BELOW WHEN YOU ARE NOT
                                                        WITNESSING SIGNATURE]
                                          STATE OF             )
                                                               )ss
                                          COUNTY OF            )
                                          SUBSCRIBED AND SWORN TO before me this
                                          ___ Day of _______, 20__ by

                                          ________________________________.

                                          Witness my hand and official seal.
                                          My commission expires: _____________.

                                          _____________________________________
                                          Notary Public

                       ADDENDUM I TO EMPLOYMENT AGREEMENT



This Addendum is made this 25th day of October 2001 to that certain Employment Agreement, dated February 5, 2001 (the "Agreement") between J.D. EDWARDS & COMPANY, a Delaware corporation (referred to as "J.D. Edwards"), and LESLIE E. WYATT (referred to as "Wyatt") in consideration of their mutual promises and subject to its terms and conditions.

                                    RECITALS

A. J.D. Edwards and Wyatt entered into the Agreement providing for terms and conditions of Wyatt's employment with J.D. Edwards including, among others, the terms of certain grants of stock options to purchase the common stock of J.D. Edwards pursuant to the terms of J.D. Edwards 1997 Equity Incentive Plan.

B. It is necessary to correct the term of the vesting of such stock options to comply with the terms of the 1997 Equity Incentive Plan.

It is agreed between Wyatt and J.D. Edwards to amend the Agreement as follows:

3.2  STOCK OPTION GRANT. The first sentence of the third paragraph of Section
     3.2 is amended by the deleting the sentence in its entirety and replacing it with the following:

          Each tranche of the Stock Option Grant shall vest and become exercisable 25% of such particular tranche of the grant on each anniversary date; all unvested options will terminate effective on the date of termination.

THIS ADDENDUM I, INCLUDING THE AGREEMENT OF WHICH IT IS A PART, IS A COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN THE PARTIES, WHICH SUPERSEDES ALL PRIOR OR CONCURRENT PROPOSALS AND UNDERSTANDINGS, WHETHER ORAL OR WRITTEN, AND ALL OTHER COMMUNICATIONS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS ADDENDUM AND THE AGREEMENT. Notwithstanding anything to the contrary in the Agreement, in the event of a conflict between this Addendum I and the Agreement, this Addendum I shall prevail. All other terms and conditions remain unchanged and are ratified hereby.

IN WITNESS WHEREOF, the parties have executed this Addendum this 25th day of October 2001.


J.D. EDWARDS & COMPANY                   WYATT

By: /s/ RICHARD E. ALLEN                 By: /s/ LESLIE E. WYATT
   ---------------------------------        ---------------------------------
   (Authorized Signature)                        Leslie E. Wyatt
   Richard E. Allen
   Executive Vice President & CFO